Exhibit 99.1

CTC MEDIA PROVIDES UPDATE ON
 ANTICIPATED TIMING OF CASH-OUT MERGER

Moscow, Russia — March 29, 2016 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM) today announced that the Office of Foreign Assets Control of the U.S. Treasury Department has issued a license authorizing CTC Media to proceed with the previously announced cash-out merger transaction. The Board of Directors is currently finalizing preparations for the merger, and in particular is awaiting the receipt of a tax refund from the U.S. Internal Revenue Service, which will form part of the consideration to stockholders in such merger. Assuming receipt of this tax refund, the Board currently anticipates that the Company will complete the merger early in the second quarter of 2016. The Company currently has no material operations and the Board is prudently limiting all expenditures with the goal of maximizing the amount of consideration that will be available to stockholders in the merger. As previously announced, the Company continues to anticipate that the per-share consideration in the merger will be at the lower end of the upper half of the range approved by stockholders of $1.77 to $2.19 per share.

The Company completed the sale of a 75% interest in its Russian and Kazakh operating businesses in December 2015. In connection with the sale, the Company’s stockholders also approved the proposed merger, in which a wholly owned subsidiary of the Company will merge with and into the Company, with the Company surviving. Each holder of the Company’s outstanding common stock as of the effective time of the merger, other than Telcrest (the holder of 25% of the Company’s outstanding shares), will be entitled to receive the per share cash consideration.  The per share cash consideration will be based on the number of shares outstanding (excluding the shares held by Telcrest), divided by the aggregate amount of the Company’s available cash less a cash reserve that will be determined by the Company’s Board of Directors to be reasonably likely to be sufficient for the Company to satisfy any liabilities, obligations, costs and expenses of the Company that are known or reasonably foreseeable at the time of the merger, taking into account the amount of time that may be required under applicable laws before a liquidation of the Company may be effected. The shares of common stock held by Telcrest will remain outstanding following the merger, and Telcrest will be the Company’s sole stockholder. Following the merger, the Company will cease to be a publicly traded company. The merger transaction required a license from OFAC because of the status of the CTC Media shares held by Telcrest as “blocked property” pursuant to US sanctions.

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For further information, please visit www.ctcmedia.ru or contact:

Hudson Sandler (European Media)

Andrew Hayes / Elena Garside +44 (0)20 7796 4133

CTC Media, Inc.

Investor Relations

+7 495 981 0740

ir@ctcmedia.ru

Media Relations

+7 (495) 785 63 47

pr@ctcmedia.ru

About CTC Media and CTC Investments

CTC Media, Inc. is traded on NASDAQ under the symbol “CTCM”. CTC Media, Inc. holds a 25% interest in CTC Investments.

CTC Investments is a leading Russian content holding. The group manages four television channels in Russia (CTC, Domashny, Che and CTC Love), as well as an international version of Peretz channel and Channel 31 in Kazakhstan. The international version of CTC Channel is available in the CIS countries and the Baltic states, in Europe, Cyprus, Georgia, Israel, UAE, Mongolia, as well as in the US, Canada and Australia. The international versions of Domashny and Peretz are available in the CIS countries, Europe, Georgia, Mongolia, the US and Australia. The international version of Peretz is also available in Cyprus and the Baltic states. CTC Investments also owns several digital entertainment media assets including videomore.ru, ctc.ru, domashniy.ru, chetv.ru, ctclove.ru and CarambaTV.

Caution Concerning Forward-Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among others, statements regarding the timing and terms of the proposed merger transaction. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed or implied by forward-looking statements include those described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on November 9, 2015.  Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.